Exhibit 23.5

        CONSENT OF ROTHSTEIN, KASS & COMPANY LLP, INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

     We consent to the incorporation of our report dated March 28, 2007 with respect to the financial statements of Capital Alliance Income Trust Ltd., A Real Estate Investment Trust included in this Annual Report (Form 10-KSB).

/s/     Rothstein, Kass & Company, P.C.
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Roseland, New Jersey
March 28, 2007







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